Exhibit 99.2
AVERY DENNISON CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
INTRODUCTION
Avery Dennison Corporation (the “Company”) is a worldwide manufacturer of pressure-sensitive materials, office products and a variety of retail tag, ticketing and branding systems. The Company’s end markets include consumer products and other retail items (including apparel), logistics and shipping, industrial and durable goods, office products, transportation, and medical/health care.
On June 15, 2007, the Company completed the acquisition of Paxar Corporation, a New York corporation (“Paxar”), pursuant to the Agreement and Plan of Merger dated as of March 22, 2007 (the “Merger Agreement”), by and among the Company, Alpha Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Avery Dennison (“Merger Sub”), and Paxar. Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.10, of Paxar (other than shares owned by the Company, Merger Sub or Paxar) was converted into the right to receive $30.50 in cash, resulting in an aggregate purchase price of approximately $1.3 billion. The other terms of the acquisition are set forth in the Merger Agreement, which was filed by the Company on the Current Report on Form 8-K dated March 22, 2007.
The accompanying unaudited pro forma consolidated financial statements give effect to the Company’s acquisition of Paxar. The unaudited pro forma balance sheet assumes that the Paxar acquisition and related transactions occurred on March 31, 2007. The unaudited pro forma statements of income for the year ended December 30, 2006 and for the three months ended March 31, 2007 assume that the Paxar acquisition and related transactions occurred on January 1, 2006. The unaudited pro forma adjustments to reflect the purchase price allocation are based upon preliminary information, which may be revised as additional information becomes available. Because of the timing of the acquisition completion (close to the end of the reporting period for the second quarter of 2007), the allocation of the purchase price was preliminarily prepared based on information available as of the acquisition date and therefore, could be materially impacted by certain adjustments on the finalization of the fair value assessments of assets acquired and liabilities assumed from Paxar. The Company expects the finalization of such fair value assessment to be no later than the allowable period under Statement of Financial Accounting Standards No. 141, “Business Combinations.” Such finalization is expected to be primarily based on management’s review process, which includes the review of third-party valuations for acquired assets.
The notes to the unaudited pro forma consolidated financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. The accompanying unaudited pro forma consolidated financial statements have been compiled from historical financial statements and other information as described herein, but do not purport to represent what the Company’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated herein, or project the Company’s performance for any future periods.
The accompanying unaudited pro forma consolidated financial statements should be read together with historical audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 30, 2006, the unaudited consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2007, and the audited and unaudited consolidated financial statements of Paxar filed herewith. Certain adjustments in the accompanying unaudited pro forma consolidated financial statements are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the unaudited consolidated pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated, and that the unaudited consolidated pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statements.

AVERY DENNISON CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(In millions, except per share amounts)

	Avery			Pro Forma		Pro Forma
	Dennison	Paxar		Adjustments		as Adjusted

Net sales	$1,389.9	$215.1		$(3.9	)(a)	$1,601.1

Cost of products sold	1,025.5	138.5		(3.0	)(a)	1,162.5
				1.5	(i)

Gross profit	364.4	76.6		(2.4)		438.6

Marketing, general and administrative expense	248.3	67.1		5.6	(j)	321.0

Interest expense	15.1	0.5		17.9	(k)	33.5

Other expense	2.1 (1)	3.3	(2)	—		5.4

Income from continuing operations before taxes	98.9	5.7		(25.9)		78.7

Taxes on income	19.7	1.6		(5.3	)(l)	16.0

Net income from continuing operations	$79.2	$4.1		$(20.6)		$62.7

Per share amounts:
Net income per common share from continuing operations	$0.81			—		$0.64
Net income per common share from continuing operations, assuming dilution	$0.80			—		$0.63

Average shares outstanding:
Common shares	98.0			—		98.0
Common shares, assuming dilution	98.8			0.3		99.1

Common shares outstanding at period end	97.9			—		97.9

(1)	Other expense includes $2.1 of restructuring costs.

(2)	Other expense includes integration and restructuring and other costs of $1.8 and merger-related costs of $1.5.
See Notes to Unaudited Pro Forma Consolidated Financial Statements

AVERY DENNISON CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 30, 2006
(In millions, except per share amounts)

	Avery			Pro Forma		Pro Forma
	Dennison	Paxar		Adjustments		as Adjusted

Net sales	$5,575.9	$880.8		$(14.6	)(a)	$6,442.1

Cost of products sold	4,047.5	556.9		(12.4	)(a)	4,597.9
				5.9	(i)

Gross profit	1,528.4	323.9		(8.1)		1,844.2

Marketing, general and administrative expense	1,011.1	267.9		22.6	(j)	1,301.6

Interest expense	55.5	3.8		71.6	(k)	130.9

Other expense (income), net	36.2 (1)	(29.4	)(2)	—		6.8

Income from continuing operations before taxes	425.6	81.6		(102.3)		404.9

Taxes on income	73.1	24.8		(19.4	)(l)	78.5

Net income from continuing operations	$352.5	$56.8		$(82.9)		$326.4

Per share amounts:
Net income per common share from continuing operations	$3.53			—		$3.27
Net income per common share from continuing operations, assuming dilution	$3.51			—		$3.24

Average shares outstanding:
Common shares	99.8			—		99.8
Common shares, assuming dilution	100.4			0.2		100.6

Common shares outstanding at period end	98.3			—		98.3

(1)	Other expense, net, includes restructuring costs, asset impairment and lease cancellation charges of $29.8, environmental remediation costs of $13, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5), gain on sale of assets of ($5.3) and gain from curtailment and settlement of a pension obligation of ($1.6).

(2)	Other income, net, includes gain on a lawsuit settlement of ($39.4), partially offset by integration and restructuring charges and other costs of $10.
See Notes to Unaudited Pro Forma Consolidated Financial Statements

AVERY DENNISON CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(In millions)

	Avery		Pro Forma		Pro Forma
ASSETS	Dennison	Paxar	Adjustments		as Adjusted

Current assets:
Cash and cash equivalents	$57.9	$34.7	$—		$92.6
Trade accounts receivable, net	912.0	143.0	(2.1	)(a)	1,052.9
Inventories, net	494.6	122.1	6.2	(b)	622.9
Other current assets	212.4	33.3	7.4	(b)	253.1

Total current assets	1,676.9	333.1	11.5		2,021.5

Property, plant and equipment, net	1,311.6	183.8	65.6	(b)	1,561.0
Goodwill	718.8	234.7	(234.7	)(c)	1,581.3
			862.5	(b)
Other intangibles resulting from business acquisitions, net	93.4	0.7	(0.7	)(c)	354.1
			260.7	(b)
Other assets	529.1	16.9	(24.6	)(d)	521.4

	$4,329.8	$769.2	$940.3		$6,039.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$620.1	$9.4	$1,303.4	(e)	$1,932.9
Accounts payable and other current liabilities	1,051.3	133.3	63.3	(f)	1,245.8
			(2.1	)(a)

Total current liabilities	1,671.4	142.7	1,364.6		3,178.7
Long-term debt	501.6	26.3	—		527.9
Other long-term liabilities	436.5	50.0	113.3	(g)	599.8

Shareholders’ equity:
Common stock	124.1	4.2	(4.2	)(c)	124.1
Capital in excess of par value	857.1	49.7	(49.7	)(c)	879.2
			22.1	(h)
Retained earnings	2,179.3	470.5	(470.5	)(c)	2,169.8
			(9.5	)(d)
Accumulated other comprehensive (loss) income	(29.0)	25.8	(25.8	)(c)	(29.0)
Cost of unallocated ESOP shares	(5.7)	—	—		(5.7)
Employee stock benefit trusts	(551.6)	—	—		(551.6)
Treasury stock at cost	(853.9)	—	—		(853.9)

Total shareholders’ equity	1,720.3	550.2	(537.6)		1,732.9

	$4,329.8	$769.2	$940.3		$6,039.3

See Notes to Unaudited Pro Forma Consolidated Financial Statements

AVERY DENNISON CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
The accompanying historical financial information is derived from the historical consolidated financial statements of Avery Dennison Corporation (the “Company”) and Paxar Corporation (“Paxar”). The unaudited pro forma consolidated balance sheet as of March 31, 2007 has been prepared as if the Paxar acquisition had taken place on March 31, 2007. The unaudited pro forma consolidated statements of income for the year ended December 30, 2006 and for the three months ended March 31, 2007 assumes that the acquisition occurred on January 1, 2006.
Note 2. Purchase Price Allocation
The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change. The allocation of the purchase price was preliminarily prepared based on the information available as of the acquisition date and therefore, could be materially impacted by certain adjustments on the finalization of the fair value assessments of assets acquired and liabilities assumed from Paxar.
The total purchase price for this transaction was approximately $1.33 billion for the outstanding shares of Paxar at June 15, 2007, including transaction costs of approximately $14 million.
The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed as if the Paxar acquisition had taken place on March 31, 2007.

(In millions)
Allocation of purchase price to the fair value of net assets acquired:
Cash and cash equivalents	$34.7
Trade accounts receivable, net	140.9
Inventories, net	128.3
Other current assets	40.7
Property, plant and equipment	249.4
Intangible assets (Note 5)	260.7
Other assets	1.8

Total assets acquired	$856.5

Short-term and current portion of long-term debt	$9.4
Accounts payable and other current liabilities	166.4
Long-term debt	26.3
Other long-term liabilities	163.3
Paid-in-capital (Note 3 (h))	22.1

Total liabilities assumed	$387.5

Fair value of net assets acquired	$469.0

Goodwill	$862.5

Note 3. Pro Forma Assumptions and Adjustments
The pro forma consolidated balance sheet and statements of income have been prepared to reflect the acquisition of Paxar by the Company. Pro forma adjustments are made to reflect the following (all amounts in millions):
a)	Elimination of intercompany accounts receivable and payable, intercompany sales and intercompany profit in inventory.

b)	Preliminary fair value adjustments to assets, which include fair value adjustments to inventory of $6.2 (including the elimination of Paxar’s LIFO inventory reserves); property, plant and equipment of $65.6; goodwill of $862.5; intangible assets of $260.7; and current deferred tax assets of $7.4.

c)	Elimination of Paxar’s goodwill, intangible assets and shareholders’ equity accounts.

d)	Preliminary adjustments to other non-current assets, including acquisition-related asset impairment charges for software assets of the Company, as well as certain investments of Paxar.

e)	Issuance of commercial paper borrowings to fund the acquisition. Refer to Note 4, “Revolving Credit Facilities,” for further information.

f)	Preliminary fair value adjustments to accounts payable and other current liabilities, including accrual of $26.5 for change-in-control provisions for certain Paxar key executives as part of the acquisition agreement and transaction costs, which include costs of approximately $14 that was capitalized as part of the purchase price.

g)	Preliminary fair value adjustments to long-term liabilities, primarily due to preliminary adjustments to non-current deferred tax and income tax liabilities.

h)	Preliminary fair value adjustments for stock options exchanged and performance share awards converted on the acquisition date totaling $22.1.

i)	Additional depreciation resulting from preliminary fair value amounts allocated to property, plant and equipment over the preliminary estimated useful lives of 10 years.

j)	Amortization of preliminary fair value amounts allocated to amortizable intangible assets on a straight-line basis over the preliminary estimated useful lives, which range from seven to twenty years. (See Note 5, “Intangible Assets,” for further details). Goodwill resulting from the acquisition is not amortized in accordance with the provisions of Statement of Financial Accounting Standards 142, “Goodwill and Other Intangible Assets.”

k)	Interest expense on the debt incurred to fund the acquisition. Assumes an average interest rate of 5.44 percent representing the borrowing rate of the Company’s existing commercial paper program discussed in Note 4, “Revolving Credit Facilities.” The Company is currently in the process of obtaining long-term financing arranged by several investment banks for a portion of the acquisition purchase price. When completed, the Company expects the average interest rate for the debt incurred to fund the acquisition to approximate 6.5 percent, subject to changes in market conditions at issuance. The effect on annual net income of a 1/8% variance in interest rates is estimated to be $1.6.

l)	Adjustment to income tax provision was applied using the worldwide combined effective tax rates of both the Company and Paxar. The Company has used an effective tax rate, rather than a statutory tax rate, to estimate tax expense in a manner consistent with other financial statement disclosures. An effective tax rate considers adjustments for nontaxable income, non-deductible items, tax credits, and geographic income mix, and therefore results in a more accurate estimate of tax expense compared to a statutory tax rate.
Note 4. Revolving Credit Facilities
On June 13, 2007, the Company entered into a bridge revolving credit facility (“Credit Facility”) with five domestic and foreign banks for a total commitment of $1.35 billion, expiring June 11, 2008, for terms which are generally similar to existing credit facilities. Financing available under this agreement is permitted to be used for working capital, commercial paper back-up and other general corporate purposes, including acquisitions.
The Credit Facility generally bears interest at an annual rate of, at the Company’s option, either (i) between LIBOR plus 0.205% and LIBOR plus 0.425%, or (ii) the higher of (A) the prime rate plus between 0% and 0.50% or (B) the federal funds rate plus 0.50% plus between 0% and 0.50%, in each case depending upon the Company’s utilization ratio and the rating of the Company’s long-term senior unsecured debt at the time of borrowing.
The fee for committed funds under the Credit Facility ranges from an annual rate of 0.045% to 0.075% depending on the rating of the Company’s long-term senior unsecured debt. The Company expects the Credit Facility to back-up commercial paper issued to fund the acquisition described under Item 2.01 Completion of Acquisition or Disposition of Assets on the Company’s Current Report on Form 8-K filed on June 15, 2007, and for other general corporate uses. The Credit Facility is subject to customary financial covenants, including a leverage ratio and an interest coverage ratio.

Note 5. Intangible Assets
The preliminary components of the intangible assets resulting from the acquisition and their related amortizable lives are as follows:

	Estimated	Estimated
	Value	Amortization Life

Customer relationships	$176.5	Range from 7 to 20 years
Amortizable trade names and trademark	26.5	15 years
Non-amortizable trade names and trademark	30.0	Indefinite life
Technology — core and developed	24.1	8 years
Service contracts	3.6	15 years

Total Intangibles	$260.7

Note 6. Pro Forma Earnings Per Share
The following table reflects the pro forma earnings per share data for the periods presented:

	Three Months Ended	Year Ended
	March 31,	December 30,

(In millions, except per share amounts)	2007	2006

Numerator:
Pro forma net income	$62.7	$326.4

Denominator:
Denominator for basic EPS
Weighted average shares outstanding	98.0	99.8
Effect of dilutive stock options for both the Company and Paxar	1.1	.8

Denominator for diluted EPS	99.1	100.6

Pro forma net income per common share:
Basic	$.64	$3.27
Diluted	$.63	$3.24
Certain employee stock options, performance share awards, restricted stock units and shares of restricted stock for both the Company and Paxar were not included in the computation of net income per common share, assuming dilution, because they would not have had a dilutive effect. Employee stock options, performance share awards, restricted units and shares of restricted stock excluded from the computation was 2.9 million for the three months ended March 31, 2007 and 4.6 million for the year ended December 30, 2006.